SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A


AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K Filed with the
Securities and Exchange Commission on September 2, 1997.


	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported)     August 22, 1997

SPARTECH CORPORATION
 (Exact name of registrant as specified in its charter)


         DELAWARE                  1-5911                43-0761773
(State or other jurisdiction     (Commission            (IRS Employer
     of incorporation)              File Number)        Identification No.)


 7733 Forsyth Blvd., Suite 1450, Clayton, Missouri                 63105
 (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:      (314) 721-4242

















SPARTECH CORPORATION

FORM 8-K/A


AMENDMENT NO. 1

	On August 22, 1997, Spartech Corporation (the "Company") completed the acquisition of the net assets of the Preferred Plastic Sheet
Division of Preferred Technical Group, Inc., a wholly-owned business unit of Echlin Inc. ("Preferred"), as reported in the Company's Form 8-K filed on September 2, 1997. This amendment to Form 8-K is submitted to file certain financial statements and pro forma financial statements related to the Preferred acquisition.

Item 7.  Financial Statements and Exhibits

	(a)	Financial Statements of Business Acquired.

The Preferred Plastic Sheet Division audited balance sheet as of August 22, 1997, and the related consolidated statements of operations, equity and cash flows for the period from September 1, 1996 through August 22, 1997.

	(b)	Pro Forma Financial Information.

Spartech Corporation pro forma combined condensed balance sheet as of August 2, 1997 and pro forma combined condensed statements of operations for the fiscal year ended November 2, 1996 and nine months ended August 2, 1997.

	(c)	Exhibits.

23--Consent of Price Waterhouse LLP, independent accountants


















2



SIGNATURES


	Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					   SPARTECH CORPORATION


Date			By /s/ Randy C. Martin
							   Randy C. Martin
							   Vice President-Finance and
							   Chief Financial Officer



































3


Item 7(a).  Financial Statements of Business Acquired

Preferred Plastic Sheet
Division of Preferred Technical Group, Inc.
(A wholly-owned business unit of Echlin Inc.)
Financial Statements
August 22, 199


	Report of Independent Accountants

October 9, 1997

To the Board of Directors of
Echlin Inc.


In our opinion, the accompanying combined balance sheet and the related combined statements of income and of cash flows present fairly, in all material respects, the financial position of the Preferred Plastic Sheet Division of Preferred Technical Group, Inc. (a wholly-owned business unit of Echlin Inc.) at August 22, 1997 and the results of its operations and its cash flows for the period from September 1, 1996 through August 22, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Echlin Inc.; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP
Detroit, Michigan


Combined Balance Sheet
(Dollar amounts in thousands)
August 22, 1997

Assets
Current assets
	Accounts receivable, net of allowances of $181	                 $	10,356
	Inventories  (Note 4)		                                            4,666
	Other current assets		                                               284
	Deferred income taxes (Note 6)		                                     201
		Total current assets		                                           15,507
Property, plant and equipment, net  (Note 5)		                     11,389
Goodwill, net  (Note 2)		                                          19,898

		Total assets	                                                  $	46,794

Liabilities and Parent Company Investment
Current liabilities
	Accounts payable-trade	                                          $	4,482
	Accrued expenses		                                                   362
		Total current liabilities		                                       4,844
Deferred income taxes  (Note 6) 		                                  1,978
		Total liabilities	                                               	6,822
Parent Company Investment	                                        	39,972
Commitments and contingencies (Note 8)

		Total liabilities and Parent Company Investment	               $	46,794


See accompanying notes to combined financial statements


Combined Statement of Income
(Dollar amounts in thousands)
For the Period From September 1, 1996 Through August 22, 1997

Sales	                                                          $	75,898

Costs and expenses:
	Cost of goods sold		                                             65,338
	Selling, general and administrative expenses		                    3,205
	Corporate services		                                              1,957
	Goodwill amortization		                                             533
	Other expenses		                                                    291
Income before provision for income taxes	                         	4,574
Provision for income taxes	                                       	2,006

Net income	                                                      $	2,568


See accompanying notes to combined financial statements.


Combined Statement of Cash Flows
(Dollar amounts in thousands)
For the Period From September 1, 1996 Through August 22, 1997

Cash flows from operating activities
Net income	                                                     $	2,568
Adjustments to reconcile net income
 to net cash provided by operating activities
Depreciation	                                                    	1,429
	Amortization 		                                                    533
Deferred income taxes		                                             494
Changes in assets and liabilities
Accounts receivable, net		                                          256
Inventories		                                                      (599)
Accounts payable - trade		                                       (1,329)
	Other assets		                                                    (111)
	Accrued expenses and other liabilities		                          (299)
Net cash provided by operating activities	                       	2,942
Cash flows from investing activities
Additions to property, plant and equipment                       		(650)
Net cash used for investing activities	                           	(650)
Cash flows from financing activities
Change in Parent company investment	                            	(2,292)
Net cash flows from financing activities	                       	(2,292)
Net change in cash and cash equivalents		                             -
Cash and cash equivalents at beginning of period	                     -

Cash and cash equivalents at end of period                        	$  -


See accompanying notes to combined financial statements.

Notes to Combined Financial Statements

	1.	Basis of Presentation and Organization

Pursuant to an Asset Purchase and Sale Agreement dated as of July 28, 1997 ("Agreement"), between Preferred Technical Group, Inc. ("PTG"), Echlin Inc. ("Echlin"), and Spartech Corporation ("Spartech"), Spartech agreed to purchase substantially all assets and assume substantially all liabilities of the Preferred Plastic Sheet Division ("Division") of PTG, effective August 22, 1997. The Division manufactures, markets and distributes customized, extruded plastic sheet and roll stock which is used in the automotive, building and construction and recreational product industries.

Throughout the period covered by the financial statements, the Division was conducted and accounted for as an operating division of Echlin and PTG. Historically, separate financial statements were not prepared for the Division. These financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission. These combined financial statements were derived from the historical accounting records of the Division, and do not reflect the impact of the transaction discussed above.

The Combined Statement of Income includes all revenues and costs attributable to the Division, including allocation of costs for facilities, functions and services used by the Division, and costs for certain functions and services performed by centralized PTG and Echlin organizations either directly or indirectly for the Division. All of the allocations and estimates in the financial statements are based on assumptions that Echlin management believes are reasonable under the circumstances. However, these allocations are not necessarily indicative of the costs that would have resulted if the Division had been operated as a separate entity.

	2.	Summary of Significant Accounting Policies

Basis of combination
The combined financial statements include the accounts of the Division. All material transactions among the facilities within the Division have been eliminated. Operations have been conducted at separate facilities for the Division in Greenville, Ohio; Taylorville, Illinois; McPherson, Kansas and Greensboro, Georgia. Sales from the Division to other Echlin entities are not significant.

Revenue recognition
Revenue is recognized upon shipment of the product to the customer.

Inventories
Inventories are valued at the lower of cost or market with cost being determined on the first-in, first-out (FIFO) basis. Included in inventory are direct material, direct labor and allocation of certain manufacturing overhead costs.
	2.	Summary of Significant Accounting Policies (continued)

Property, plant and equipment
Property, plant and equipment are stated at cost. At the time property, plant and equipment are sold or otherwise disposed of, the accounts are relieved of the cost of the assets and the related accumulated depreciation, and any resulting profit or loss is credited or charged to income. Depreciation is computed principally on the straight-line method over the following estimated useful lives:

Buildings and improvements	     			20-40
Machinery, tooling and equipment				3-10
Furniture and fixtures				            10

Depreciation expense approximated $1,429 for the period from September 1, 1996 through August 22, 1997.

Goodwill
		Goodwill, net of $1,397 of amortization as of August 22, 1997, represents the excess of cost over the value of net tangible assets acquired in business combinations and is being amortized using the straight-line method over 40 years.  Amortization expense was approximately $533 for the period from September 1, 1996 to August 22, 1997.

Impairment of long-lived assets
		The Division reviews long-lived assets, including goodwill, for impairment whenever circumstances indicate that the carrying amount of the asset may not be recoverable, and recognizes an impairment loss when the future cash flows expected to be generated by the asset are less than the carrying amount of the asset.  Management believes no such impairment exists at
August 22, 1997.

Income taxes
The taxable income or loss of the various units comprising the Division were included in the consolidated Echlin tax return. As such, separate income tax returns were not prepared or filed for the Division. Income tax expense and other tax related information in these combined financial statements has been calculated substantially as if the Division were a separate entity. The calculation of tax provisions and deferred taxes necessarily required certain assumptions, allocations and estimates which management believes are reasonable to accurately reflect tax reporting for the Division as a stand-alone entity.

Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax basis of assets and liabilities. Current tax liabilities are considered settled through the Parent Company Investment account.

	2.	Summary of Significant Accounting Policies (continued)

		Financial instruments
The carrying amount of the Divisions' financial instruments, which include accounts receivable and accounts payable, approximates their fair market value at August 22, 1997.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	3.	Related Party Transactions

		Corporate services
The combined financial statements include significant transactions with other PTG and Echlin organizations involving functions and services that were provided to the Division. These services include information systems support, certain centralized accounting and auditing functions, legal services, human resources, benefits administration, quality control, executive office and facilities. The costs of these functions and services allocated to the Division approximated $1,957 for the period from September 1, 1996 through August 22, 1997. Such costs are considered settled through the Parent Company Investment account.

		In addition to the services described above, the Division participates in
Echlin developed and administered insurance and employee benefit programs, including group medical, general and product liability and other standard liability coverage.  Costs allocated to the Division relating to these programs for the period from September 1, 1996 through August 22, 1997 approximated
$1,232.  Such costs are considered settled through the Parent Company Investment account.

Allocations and charges for the programs described above have been made based on historical or anticipated experience for the Division or based on percentages of total costs for the services provided using methods that Echlin management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the Division had been a separate entity.







	3.	Related Party Transactions (continued)

Cash management
The Division participates in Echlin's centralized cash management program with respect to intercompany sales and accounts receivable, accounts payable and payroll/employee benefits. Under this program, accounts receivable are collected and cash is invested centrally. Additionally, disbursements are funded centrally. As a result, the Division does not hold any cash or cash equivalents. The cash activities of the operations of the Division are reflected in the Parent Company Investment balance. Historically, the intercompany receivables and payables have been considered settled in the normal course of business and are not interest bearing. The net cumulative, interdivisional balances are included in the combined balance sheet as part of Parent Company Investment. For the period ended August 22, 1997, a reconciliation of the Parent Company Investment account activity, which includes corporate service assessments as described above, is as follows:

Balance, September 1, 1996	          $	39,696
Net income		                            2,568
Net intercompany transactions		        (2,292)

Balance, August 22, 1997	            $	39,972

	4.	Inventories

                           					August 22, 1997

		Raw materials	                     $	4,107
		Finished goods		                       559

                                					$	4,666

	5.	Property, Plant and Equipment
                             			August 22, 1997

		Land		                              $	197
		Buildings and improvements		        3,517
		Machinery and equipment		          13,214
		Furniture and fixtures		              143
                               						17,071
		Less - accumulated depreciation	  	(5,682)

                              					$	11,389



	6.	Income Taxes

The provision for income taxes comprises the following:

                           					Period ended
                         					August 22, 1997

		Current tax expense
		U.S. federal                    	$	1,157
		U.S. state		                         355
						                               1,512
		Deferred tax expense
		U.S. federal		                       494

		Provision for income taxes	      $	2,006

A reconciliation of income taxes determined using the U.S. federal statutory rate of 35% to actual income taxes provided is as follows:

                                                       					Period ended
                                                      					August 22, 1997

		Income before provision for income taxes	                      $	4,574

		Taxes at U.S. federal statutory rate                          	$	1,601
		Non-deductible items		                                             199
		State income taxes, net of federal benefit 		                      206

                                                            					$	2,006

		Deferred tax assets (liabilities) are comprised of the following:
                                                      					August 22, 1997

		Inventory valuation	                                              $	33
		Depreciation                                                  		(1,978)
		Other		                                                            168

                                                           					$	(1,777)


	7.	Employee Benefits

Echlin sponsors various retirement arrangements, including defined benefit pension plans covering substantially all hourly employees, and defined contribution 401(k) plans for substantially all salaried employees of the Division. Defined plan benefits are generally formula based with recognition of years of service and compensation levels. Defined contribution benefits are determined based on employee contribution levels. For purposes of the combined financial statements, the Division is considered to be a participant in multiemployer plans. As such, net pension and 401(k) expenses, as allocated by Echlin, have been recognized by the Division. Each of pension and 401(k) costs approximated $44 for the period from September 1, 1996 through August 22, 1997 and are considered settled as accrued through the Parent Company Investment account. In accordance with the terms of the Agreement, Spartech will not assume obligations with respect to Echlin pension or 401(k) plans.

	8.	Commitments and Contingencies

		General
From time to time, the Division is involved in various claims and lawsuits incidental to its business. In the opinion of management, resolution of these matters will not have a material adverse effect on the Division's financial position, results of operations or cash flows.

Leases
		The Company leases certain production and office equipment under operating leases.  Total rental expense incurred for these leases during the current fiscal period ending August 22, 1997 approximated $589.  Minimum future rental commitments under the operating leases are payable as follows:

		Fiscal years ending:
		1998		                        $	609
		1999			                         364
		2000	                         		210
		2001	                         		188
		2002 and thereafter	           	239

                         					$	1,610


Item 7(b).  Pro Forma Financial Information






SPARTECH CORPORATION

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


	On August 22, 1997, Spartech Corporation (the "Company") completed the acquisition of the net assets of the Preferred Plastic Sheet Division of Preferred Technical Group, Inc., a wholly-owned business unit of Echlin Inc. ("Preferred"), as reported in the Company's Form 8-K filed on September 2, 1997. The aggregate cash purchase price was $65.1 million, subject to adjustments as provided in the Asset Purchase Agreement dated July 28, 1997. The acquisition was primarily financed by a $60 million private placement of debt at a fixed interest rate of 7.0%.

	The accompanying unaudited pro forma combined condensed financial statements present the condensed historical financial statements of the Company and Preferred, pro forma adjustments, and the pro forma results under the purchase method of accounting. The historical financial information of the Company was prepared from audited and unaudited financial statements previously filed with the Commission. The historical financial information for Preferred included in the unaudited pro forma combined condensed financial statements for the year ended November 2, 1996 was prepared from the audited financial statements included in this filing and represents the period from September 1, 1996 through August 22, 1997. The historical financial information for Preferred included in the unaudited pro forma combined condensed financial statements for the nine months ended August 2, 1997 was prepared from unaudited information from the books and records of Preferred and represents the period from December 1, 1996 through August 22, 1997. These periods approximate results for Preferred for the respective 12 months and 9 months presented in the unaudited pro forma combined condensed financial statements.

	The unaudited pro forma combined condensed balance sheet as of August 2, 1997 gives effect to the acquisition of Preferred and the related financing as if the transactions occurred on August 2, 1997. The pro forma combined condensed statement of operations for the fiscal year ended November 2, 1996 gives effect to the 1996 acquisitions of Portage and Hamelin and the pro forma combined condensed statement of operations for nine months ended August 2, 1997 gives effect to the 1997 Preferred acquisition as if each occurred at the beginning of the periods being presented.

	The pro forma financial information should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended November 2, 1996 and the historical financial statements of Preferred included elsewhere herein. The pro forma information may not be indicative of the future financial position or financial position that would have been reported had the transactions been completed as of August 2, 1997 and is not necessarily indicative of future earnings or earnings that would have been reported for the periods presented had the transactions been completed at the beginning of such periods. Further, the pro forma consolidated statement of operations for the nine months ended August 2, 1997 should not necessarily be taken as an indication of earnings for a full year

SPARTECH CORPORATION
PRO FORMA COMBINED CONDENSED BALANCE SHEET
AUGUST 2, 1997
(Unaudited and dollars in thousands, except per share amounts)

		Preferred
		Spartech	Plastic Sheet
		Corporation	Division	Pro Forma	Pro Forma
		(Historical)	(Historical)	Adjustments(a)	Combined

		ASSETS

Current Assets
Cash	                                   $	3,930 	   $	-	     $	-		   $	3,930
Receivables, net		                       63,309		10,356	      	-		   	73,665
Inventories			                           53,695	 	4,666   		(586)	(a)	57,775
Prepayments and other		                   2,300	   	485  		1,277 	(b)		4,062
	Total current assets		                 123,234		15,507		    691	  		139,432

Property, plant & equipment		           153,589		17,071		    127	 (a)170,787
Accumulated depreciation		              (41,934) (5,682)	 	5,682 	(a)(41,934)
	Property, plant & equipment, net		     111,655 	11,389	  	5,809		  	128,853

Goodwill		                              	45,007		19,898		 19,301	 (a)	84,206
Other assets	                           		3,913	     	-  		1,450 	(c)		5,363

                                  				$	283,809 $	46,794	$	27,251 		$	357,854

	LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Current maturities of long-term debt	    $	975    	$	-	    $	-	        	$	975
Accounts payable		                      39,009		 4,482     		-      			43,491
Accrued liabilities		                   21,321   		362	 	3,677   	(d)		25,360
	Total current liabilities		            61,305 		4,844 		3,677	      		69,826

Long-term debt, less current
maturities	                            	92,936	    	-	 	65,524	  (e)		158,460
Other liabilities	                      	5,635		1,978	 	(1,978) 	(b)	   5,635
	Total long-term liabilities	          	98,571		1,978		 63,546	     		164,095

Shareholders' Equity

Common stock, 26,619,154 shares issued		19,964	    	-     		-		       	19,964
Contributed capital		                   89,004		    -	     	-		       	89,004
Retained earnings	                     	17,628    		-	     	-	       		17,628
Parent company investment	                  	-		39,972		(39,972)         			-
Other equity		                          (2,663)	   	-     		-		       	(2,663)
	Total shareholders' equity	          	123,933		39,972		(39,972)	   		123,933

                                  			$	283,809 $46,794	$	27,251   		$	357,854


The accompanying notes are an integral part of the pro forma combined condensed financial statement.


SPARTECH CORPORATION
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEAR ENDED NOVEMBER 2, 1996
(Unaudited and in thousands, except per share amounts)

                                                   Preferred
                              Previous               Plastic
                   Spartech   Acquis-     Spartech     Sheet
                   Corp.      itions      Corp.     Division    Pro       Pro
		                 As         Portage &   As         Histor-   Forma     Forma
                   Reported   Hamelin(f)  Adjusted     ical   Adjust.   Combined
Net Sales   		    $	391,348	  $	90,160	  $	481,508  $	75,898	    $	-	  $	557,406

Costs and Expenses

	Cost of sales		    330,776		   72,414		   403,190    65,338		  (920) (g)467,608

	Selling
 and administrative		25,184		    7,030		    32,214	    5,453	 (1,957)  (h)35,708

	Amortization
 of intangibles		       896		      428		     1,324		     533		   456	   (i)2,313

Operating earnings		 34,492	   	10,288	    	44,780	   	4,574		 2,421	    	51,775

Interest	           		5,062	    	2,797	     	7,859	        -		 4,659	  (j)12,518

Earnings before
income taxes		       29,430		    7,491	    	36,921     4,574  (2,238)	   	39,257

Income taxes		      	11,113    		2,847	    	13,960	   	2,006  (1,095)  (k)14,871

Net earnings	     	$	18,317	   $	4,644	   $	22,961	  $	2,568  (1,143)	  $	24,386

Net earnings per common share:
	Primary		            $	.74			               $	.83	                     $	.88

	Fully diluted	       $	.73			               $	.83	                 				$	.88

Weighted average shares
	outstanding
	Primary			          24,872		   2,696	      27,568	              				    	27,568

	Fully diluted		     25,115		   2,696		     27,811						                  27,811

The accompanying notes are an integral part of the pro forma combined condensed financial statements.

SPARTECH CORPORATION
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED AUGUST 2, 1997
(Unaudited and in thousands, except per share amounts)

                                    		Preferred
                    		Spartech	     Plastic Sheet
                  		Corporation	       Division	       Pro Forma	      Pro Forma
                    (Historical)	    (Historical)	    Adjustments      	Combined

Net Sales	          	$	366,372	        $	55,873	            $	-		      $	422,245

Costs and Expenses

	Cost of sales		       306,671		         48,186	          	(845)	   (g)		354,012

	Selling
 and administrative		   22,327		          3,969		        (1,560)	   (h) 		24,736

	Amortization of
 intangibles		             983		            396	           	342	    (i)  		1,721


Operating earnings		    36,391		          3,322		         2,063		        	41,776

Interest		              	5,774              		-	         	3,487	     (j) 		9,261

Earnings before
 income taxes		         30,617	          	3,322		        (1,424)		       	32,515

Income taxes	          	11,732	          	1,349	          	(609)    	(k)		12,472

Net earnings	         $	18,885	         $	1,973	         $	(815)		      $	20,043

Net earnings per common share:
	Primary		              $	.68						                                        $	.72

	Fully diluted	         $	.68						                                        $	.72

Weighted average shares
	outstanding:
	Primary			            27,822							                                      27,822

	Fully diluted		       27,972				                                       		27,972



The accompanying notes are an integral part of the pro forma combined condensed financial statement.




SPARTECH CORPORATION
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(Unaudited and dollars in thousands)


(a)	Represents adjustments to record the acquired assets of Preferred at their preliminary assigned values reflecting their estimated fair market values or net realizable values and the allocation of the excess purchase price over the fair market values as goodwill in accordance with the purchase method of accounting. The estimated values and allocations are subject to revision due to:
final purchase price adjustments and refinements after more detailed analyses and evaluations are completed. The purchase price for the net assets acquired from Preferred was $65,074 in cash, including costs of the transaction. The fair value of assets acquired (including $39,199 of goodwill) and liabilities assumed (including accounts payable and accrued liabilities) was $73,517 and $8,443, respectively.

(b)	To eliminate the deferred tax assets not acquired ($201) and liabilities not assumed ($1,978) and record the deferred tax assets related to the adjustments to accrued liabilities ($1,478).

(c)	To record debt issuance costs of $450 to be amortized over 10 years and identifiable intangible assets of $1,000.

(d)	Represents accrued liabilities assumed from Echlin Inc. and
adjusted in the purchase price and liabilities recorded for costs to exit certain activities acquired and terminate or relocate individuals of the acquired company.

(e)	Represents the borrowings to finance the purchase price and
related costs of the acquisition and financing transactions consisting of $60,000 in private placement debt and $5,524 drawn on the Company's existing unsecured credit facility.

(f)	The acquisition of Portage Industries Corporation ("Portage") was
effective on May 9, 1996 and the acquisition of Hamelin Group Inc.
was completed on September 27, 1996. These amounts represent the results of the acquired companies as if they had been acquired at the beginning of the fiscal year through their respective acquisition date. Results subsequent to the acquisition dates are included in the Spartech Corporation As Reported column.

(g)	Represents net effect of the reduction in costs of materials
($1,000 for fiscal year 1996 and $900 for the nine months ended August 2, 1997) related to the effect of Spartech contractual arrangements and the increase in depreciation expense ($80 for fiscal year 1996 and $55 for the nine months ended August 2, 1997) related to the write-up of property, plant and equipment to its estimated fair value and weighted average lives.

(h)	To reverse the allocation of expenses for corporate services that will not be incurred subsequent to the acquisition ($1,957 for fiscal year 1996 and $1,560 for the nine months ended August 2,
1997).



SPARTECH CORPORATION
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS-Continued (Unaudited and dollars in thousands)



(i)	Reflects the additional amortization expense resulting from the goodwill associated with the Preferred acquisition amortized over a 40 year period.

(j)	Represents the interest expense related to the financing of the acquisition with $60,000 in private placement debt at a fixed interest rate of 7% plus debt issuance cost amortized over a 10 year period and $5,524 of borrowings under the Company's existing unsecured credit facility.

(k)	Adjusts the tax rate for Preferred Plastic Sheet Division to 39%.






Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20437 and 33-61322) and Form S-3 (No. 333-24527) of Spartech Corporation of our report dated October 9, 1997 relating to the financial statements of the Preferred Plastic Sheet Division of Preferred Technical Group, Inc., a wholly-owned business unit of Echlin Inc., which appears in the Current Report on Form 8-K/A of Spartech Corporation dated August 22, 1997 and filed on November 4, 1997.


Price Waterhouse LLP
Detroit, Michigan
November 4, 1997